Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

September 21, 2005

MBNA America Bank, National Association

1100 North King Street

Wilmington, Delaware 19884-0313

Re: MBNA Credit Card Master Note Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the “Bank”), in connection with the Registration Statement on Form S-3 (Registration Nos. 333-104089, 333-104089-01 and 333-104089-02), as amended (the “Registration Statement”), filed by the Bank with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of the MBNAseries Class A(2005-7) Notes (collectively, the “Notes”), representing obligations of the MBNA Credit Card Master Note Trust (the “Trust”), to be issued pursuant to the Indenture (as hereinafter defined). At your request, this opinion is being furnished to you.

We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Trust of the Trust, effective on May 4, 2001, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 4, 2001;

(b) The MBNA Credit Card Master Note Trust Trust Agreement, dated as of May 4, 2001, between the Bank, as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”);

(c) The MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of May 24, 2001, as amended by the First Amendment to the MBNA Credit

MBNA America Bank, National Association

September 21, 2005

Card Master Note Trust Amended and Restated Trust Agreement, dated as of July 12, 2001, the Second Amendment to the MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of August 1, 2002, and the Third Amendment to the MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of June 27, 2003, each between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

(d) The Indenture, dated as of May 24, 2001, as amended by the First Amendment to the MBNA Credit Card Master Note Trust Indenture, dated as of August 1, 2002 (as so amended, the “Master Indenture”), each between the Trust, as issuer, and The Bank of New York, a New York banking corporation, as indenture trustee (the “Indenture Trustee”), as supplemented by the MBNAseries Indenture Supplement, dated as of May 24, 2001, as amended by the First Amendment to the MBNA Credit Card Master Note Trust Indenture, dated as of August 1, 2002, and the Second Amendment to the MBNAseries Indenture Supplement, dated as of December 19, 2003 (as so amended, the “Indenture Supplement”), each between the Trust, as issuer, and the Indenture Trustee, and as further supplemented by the Class A(2005-7) Terms Document (the “Terms Document”), to be entered into between the Trust, as issuer, and the Indenture Trustee (the Master Indenture, as supplemented by the Indenture Supplement and the Terms Document, is hereinafter referred to as the “Indenture”);

(e) The Registration Statement;

(f) The prospectus, dated September 8, 2005 (the “Prospectus”), and the preliminary prospectus supplement related to the Notes, dated September 20, 2005 (the “Prospectus Supplement”);

(g) A certificate of the Trust, dated September 21, 2005, as to certain matters; and

(h) A Certificate of Good Standing for the Trust, dated September 21, 2005, obtained from the Secretary of State.

We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, we have relied upon an opinion, dated September 21, 2005, of Louis J. Freeh, Esquire, a copy of which is attached hereto as Exhibit “A.”

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed, at the time of issuance and sale of the Notes, (i) except with respect to the Bank and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Bank will have taken

MBNA America Bank, National Association

September 21, 2005

all necessary corporate action, and the Trust will have taken all necessary trust action, to cause the issuance and sale of the Notes, (iii) that the issuance and sale of the Notes will not be contrary to any applicable law, rule, regulation or order, and (iv) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, paid for, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and the Prospectus Supplement, the Notes will be legally issued, fully paid, nonassessable and binding obligations of the Trust, and the holders of the Notes will be entitled to the benefits of the Indenture. The foregoing opinion is subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer and conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered and applied in a proceeding in equity or at law, and safety and soundness requirements.

We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    RICHARDS, LAYTON & FINGER, P.A.

WAY/TCB

Exhibit A

[Letterhead of MBNA America Bank, National Association]

September 21, 2005

Richards, Layton & Finger, P.A.

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

Re:	MBNA Credit Card Master Note Trust (Issuer of the Notes)
MBNA Master Credit Card Trust II (Issuer of the Collateral Certificate)
MBNA America Bank, National Association (Originator of the Issuers)
Registration Statement on Form S-3, Nos. 333-104089, 333-104089-01 and 333-104089-02 (as amended, the “Registration Statement”)

Gentlemen:

I am familiar with the Registration Statement filed by MBNA America Bank, National Association, a national banking association (the “Bank”), on behalf of MBNA Credit Card Master Note Trust (the “Trust”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the issuance from time to time by the Trust of series, classes or tranches of its Notes secured by assets of the Trust (including the “Collateral Certificate” issued by MBNA Master Credit Card Trust II). The Trust intends to issue the MBNAseries Class A(2005-7) Notes (the “Notes”), as approved pursuant to the authority granted by the Finance and Loan Committee of the Bank.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments (including, without limitation, the approval of the transaction terms for the Notes) as I have deemed necessary or appropriate for the purposes of this opinion.

Based upon the forgoing, I am of the opinion that:

1.	The Bank is a national banking association duly formed under the laws of the United States of America and is authorized thereunder to transact the business of banking.

2.	The Bank has the power and authority to cause the Trust to issue and sell the Notes and in connection therewith to pledge the Trust’s assets, including the Collateral Certificate, as security for the Notes.

3.	The execution and delivery by the Bank on behalf of the Trust of the Notes, and the issuance and sale by the Trust of the Notes, have been duly authorized by all necessary action on the part of the Bank.

Richards, Layton & Finger, P.A.

I am admitted to the Bars of the States of New York and New Jersey and the Bar of the District of Columbia, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement by reference thereto and to the use of my name under the heading “Legal Matters” in the prospectus relating to the Notes. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Louis J. Freeh

Louis J. Freeh

Vice Chairman and General Counsel

MBNA America Bank, National Association